UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 1, 2010, the Company filed a Current Report on Form 8-K, reporting the planned sale, subject to certain closing conditions, of 461,111 shares of its common stock pursuant to subscription agreements with eight individuals, including five members of the Company’s board of directors.  The shares were to be sold in a private placement transaction to purchasers who qualified as accredited investors as defined in Rule 501(a) of Regulation D, exempt from registration under the federal securities laws pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 of Regulation D of the Securities Act.

The proceeds from the June 30, 2010 subscription agreements were placed in an escrow account pending Federal Reserve Board approval (not yet received) and the acceptance by NASDAQ of the listing of the additional shares.  The Company, however, was unable to close the June 30th transaction, as a result of the failure of one of the closing conditions, and, as a result, the June 30, 2010 transaction was canceled, effective July 19, 2010, and all June 30, 2010 subscription agreements have been terminated.  No shares were issued in connection with the June 30, 2010 transaction.

On July 19, 2010, the Company entered into new stock subscription agreements with the same eight individuals, including the five members of the Company’s board of directors.  The new subscription agreements establish a purchase price for non-directors equal to $6.30.  For those investors who are members of the Company’s board of directors, the purchase price is equal to 100% of the closing market price as of the close of business on July 16, 2010 ($6.35 per share).  The total number of shares, as adjusted, to be sold by the Company is 458,342, for the total price of $2,905,000 (the same proceeds as the June 30, 2010 transaction).

All proceeds are being held in escrow with Tower Trust Company, pursuant to the existing escrow agreement and will be released from escrow upon satisfaction of the condition that the Federal Reserve Board approve the purchase by two of the director- purchasers, John V. Tippmann, Sr. and Keith E. Busse, each of whose aggregate percentage ownership, if the purchase is finally closed, would exceed 9.99%.  Applications for approval were filed with the Federal Reserve Board on May 28, 2010.  If the Federal Reserve Board denies Tippmann’s or Busse’s application, then the escrowed offering proceeds, including any interest earned, will be returned to all of the purchasers and the entire sale will be canceled.  If the Federal Reserve Board approves Tippmann’s and Busse’s applications, then the proceeds will be released from escrow to the Company and 458,342 shares of common stock will be issued to the investors.

Item 9.01.  Financial Statements and Exhibits.

10.24	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 2010

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill
President and Chief Executive Officer